UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION STATEMENT

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒  Preliminary Information Statement

☐  Definitive Information Statement

☐  Confidential, for use of the Commission Only (as permitted by Rule 14a-5(d)(2)

MEDIFIRST SOLUTIONS INC.

(Name of Registrant as Specified In Its Charter)

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MEDIFIRST SOLUTIONS, INC.

4400 Route 9 South, Suite 1000

Freehold, NJ 07728

Telephone (732) 786-8044

Notice of Proposed Action by Written Consent

of the Holder of the

Majority of the Voting Stock to be taken on or about September 19, 2017

To the Stockholders of Medifirst Solutions, Inc.

The enclosed Information Statement is to inform you that upon written consent by the holder of a majority of the voting stock of the Company, the Company intends to take certain action as more particularly described in this Information Statement. The action will be effected on or after 20 days from the date this Information Statement is mailed to stockholders, which mailing is expected to be on or about August 29, 2017.

Only stockholders of record at the close of business on August 15, 2017 will be given Notice of the Action by Written Consent. The Company is not soliciting proxies.

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO MEETING OF STOCKHOLDERS WILL BE HELD TO CONSIDER ANY MATTER WHICH IS DESCRIBED IN THE INFORMATION STATEMENT

/s/ Bruce Schoengood
President and Chief Executive Officer

MEDIFIRST SOLUTIONS, INC.

4400 Route 9 South, Suite 1000

Freehold, NJ 07728

Telephone (732) 786-8044

INFORMATION STATEMENT

PURSUANT TO SETION 14(C) OF THE SECURITIES EXCHANEG ACT

OF 1934, AS AMENDED

CONSENT ACTION BY STOCKHOLDERS WITHOUT A MEETING

This Information Statement is furnished to all holders of the Common Stock of the Company in connection with proposed action by the holder of the majority of the voting stock of the Company to approve an amendment (“Amendment”) to the Company’s Articles of Incorporation to increase the authorized capital stock to 4,000,000,000 shares of Common Stock. The currently authorized 1,000,000 shares of Preferred Stock will remain unchanged. Our board of directors unanimously approved the Amendment.

The action is proposed to occur on or about September 19, 2017. This Information Statement is first being mailed to stockholders on or about August 29, 2017.

Only stockholders of record at the close of business on August 15, 2017 are entitled to notice of the action to be taken. There will be no vote on the Amendment by the stockholders of the Company because the proposed action will be accomplished by the written consent of the holder of the majority voting power of the Company as allowed by NRS 78.320 of the Nevada General Corporation Law (“Nevada Law”). No other votes are required or necessary.

The cost of furnishing this Information Statement will be borne by the Company.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

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VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The Board of Directors has fixed the close of business on August 15, 2017 as the record date (“Record Date”) for the determination of the common shareholders entitled to notice of proposed action by written consent. At the Record Date, the Company had outstanding 625,753,750 shares of Common Stock, par value $0.0001 per share and 500,000 shares of Series A Preferred Stock, par value $0.0001 per share., with voting rights. Bruce Schoengood, the Company’s President and CEO, who holds the majority voting power on the Record Date, has signed a consent to the taking of the corporate action described. This consent will be sufficient, without any further action, to provide the necessary stockholder approval of the action.

CORPORATE ACTION TO BE TAKEN

Our current authorized capital stock consists of 1,500,000,000 shares of Common Stock, par value $0.0001 per share, of which 625,753,750 shares are issued and outstanding and 1,000,000 shares of Preferred Stock, of which 500,000 are issued and outstanding as Series A Preferred Stock, par value $0.0001 per share., with voting rights.

Management believes that it is in the best interests of the Company and its shareholders that the authorized Common Stock be increased to 4,000,000,000 shares of Common Stock and that the authorized Preferred Stock remains at 1,000,000 shares. The increase in the authorized Common Stock will provide the Company with needed equity securities to enable it to undertake financing transactions in which the Company may employ its equity securities, including transactions to raise working capital through the sale of Common Stock and/or Preferred Stock. Since the Board of Directors believes that the currently authorized number of shares may be not be sufficient to meet anticipated needs in the immediate future, the Board considers it desirable that the Company has the flexibility to issue an additional amount of Common Stock and Preferred Stock without further stockholder action, unless otherwise required by law or other regulations. The availability of these additional shares will enhance the Company’s flexibility in connection with any possible acquisition or merger, stock splits or dividends, financings and other corporate purposes and will allow such shares to be issued without the expense and delay of a special stockholders’ meeting, unless such action is required by applicable law or rules of any stock exchange on which the Company’s securities may then be listed.

The creation of a new class of Common and/or Preferred Stock could have potential negative consequences on the voting power of existing shareholders. For example, the creation of special voting rights such as the right to vote as a separate class on certain corporate actions; the granting of voting rights equal to a certain multiple of shares held; or the right to convert into Common Stock on greater than a one-for-one basis, all of which has the potential to decrease the voting power of the shares of Common Stock held by existing shareholders.

In certain circumstances, a proposal to increase the authorized capital stock may have an anti-takeover effect. The authorization of classes of preferred or common stock with either specified voting rights or rights providing for the approval of extraordinary corporate action may be used to create voting impediments or to frustrate persons seeking to effect a merger or otherwise gain control of the Company by diluting the stock ownership of any persons seeking to obtain control of the Company. Management of the Company might use the additional authorized capital stock to resist or frustrate a third-party transaction which might provide an above-market premium that is favored by a majority of the independent shareholders. Management of the Company has no present plans to adopt any proposals or to enter into other arrangements that may have material anti-takeover consequences. There are no anti-takeover provisions in the Company’s Articles of Incorporation, Bylaws or other governing documents. The proposed increase in the authorized Common Stock is not in response to or a result of any accumulation of Common Stock or threatened take-over by a third party.

We do not have any present plans, arrangements or understandings regarding the issuance of Common Stock or Preferred Stock other than to issue our Common Stock to the holders of the Company’s currently issued and outstanding convertible securities upon the exercise of the conversion rights under such securities. The proposed increase in our authorized capital stock is not intended to be used for the purpose of acquiring another specified company.

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DESCRIPTION OF CAPITAL STOCK AND VOTING RIGHTS

Our current authorized capital consists of 1,500,000,000 shares of Common Stock, par value $0.0001 per share and 1,000,000 shares of Preferred Stock, par value $0.0001. As of the Record Date, there were 625,753,75shares of Common Stock issued and outstanding and 500,000 shares of Series A Preferred Stock issued and outstanding with voting rights.. Each share of Series A Preferred Stock has 2,000 votes per share. The holders of Common Stock and the holder of the Series A Preferred Stock vote as a single class on all matters submitted for shareholder approval.

VOTE REQUIRED FOR APPROVAL

NRS 78.380 of the Nevada Law provides for the scope of the amendments of the Articles of Incorporation allowed a Nevada corporation. This includes the amendment of the Articles of Incorporation required to increase the authorized capital stock. The procedure and requirements to effect an amendment to the Articles of Incorporation set forth in NRS 78.390 of the Nevada Act provides that proposed amendments must first be adopted by the Board of Directors and then submitted to shareholders for their consideration at an annual or special meeting and must be approved by shareholders holding at least the majority voting power of the Company.

NRS 78.320 of the Nevada Law provides that any action required to be taken at a special or annual meeting of the shareholders of a Nevada corporation may be taken by written consent, in lieu of a meeting, if the consent is signed by stockholders holding at least the majority of the voting power of the Company as would be necessary to authorize or take the action at a meeting at which all shareholders entitled to vote were present and voted.

Bruce Schoengood, who holds the majority voting power on the Record Date, has adopted, ratified and approved the amendment to the Articles of Incorporation. No further votes are required or necessary to effect the proposed amendment.

DISSENTING SHAREHOLDER RIGHTS

The Nevada Law does not provide for dissenter’s rights of appraisal in connection with the Amendment.

SECURITY OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS

AND FIVE PERCENT STOCKHOLDERS

The following table sets forth certain information concerning the ownership of our Common Stock and Preferred Stock as of the Record Date, with respect to: (i) each person known be the beneficial owner of more than five percent of our Common Stock; (ii) all directors; and (iii) our directors and executive officers as a group. Each shareholder listed below possesses sole voting and investment power with respect to the shares indicated.

Title of Class	Name and Address Beneficial Owner	Number of Shares	Percent of Class

Common Stock	Bruce Schoengood	6,195,000	1.02%
	4400 Route 9 South, Ste. 1000
	Freehold NJ 07728

Preferred Stock	Bruce Schoengood	500,000	100.00%
	4400 Route 9 South, Ste. 1000
	Freehold, NJ 97728

All Officers and Directors as a group (1 person)

Common Stock		6,195,000	1.02%
Preferred Stock		500,000	100.00%

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INTEREST OF CERTAIN PERSONS IN

OR OPPOSITION TO MATTERS TO BE ACTED UPON

No person who has been a director or officer of the Company at any time since the beginning of the last fiscal year, nominee for election as a director of the Company, nor associates of the foregoing persons has any substantial interest, direct or indirect, in proposed amendment to the Company’s Articles of Incorporation which differs from that of other stockholders of the Company. No director of the Company opposes the proposed amendment of the Company’s Articles of Incorporation or any of the other corporate actions to be taken.

ADDITIONAL INFORMATION

Additional information concerning the Company, including its annual and quarterly reports for the previous twelve months which have been filed with the Securities and Exchange Commission may be accessed through the Securities and Exchange Commission EDGAR archives at www.sec.gov. Upon written request of any stockholder to the Company’s President, Bruce Schoengood, at 4400 Route 9 South, Suite 1000, Freehold, NJ 07729, a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, will be provided without charge and as well as the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2017.

Dated: August 29, 2017	By Order of the Board of Directors

/s/ Bruce Schoengood
President and Chief Executive Officer

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